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                                                                       Exhibit 5

                         [LETTERHEAD OF COZEN O'CONNOR]

                                  July 20, 2001

Alliance Data Systems Corporation
17655 Waterview Parkway
Dallas, TX  75252

         Re:      Registration Statement on Form S-8
                  Relating to Alliance Data Systems
                  401(K) and Retirement Savings Plan
                  -----------------------------------

Ladies and Gentlemen:

         As counsel to Alliance Data Systems Corporation (the "Company"), we have assisted in the preparation of the Company's Registration Statement on Form S-8 (the "Registration Statement") to be filed with the Securities and Exchange Commission under the Securities Act of 1933 relating to 1,500,000 shares of the Company's Common Stock, $.01 par value (the "Common Stock"), that may be issued under the Alliance Data Systems 401(k) and Retirement Savings Plan (the "Plan").

         In connection therewith, we have examined the Company's Certificate of Incorporation, as amended, Bylaws, as amended, and such corporate records and other documents as we have deemed appropriate. In all examinations of documents, instruments and other papers, we have assumed the genuineness of all signatures on original and certified documents and the conformity to original and certified documents of all copies submitted to us as conformed, photostatic or other copies. As to matters of fact which have not been independently established, we have relied upon representations of officers of the Company.

         Based upon the foregoing examination, information and assumptions, it is our opinion that the shares of Common Stock to be offered under the Plan are duly authorized and, when issued and sold to the participants pursuant to the terms of the Plan, will be legally issued, fully paid and non-assessable.

         We hereby expressly consent to the inclusion of this opinion as an exhibit to the Registration Statement.

                                                              Very truly yours,


                                                              /s/ Cozen O'Connor

                                                              COZEN O'CONNOR